SECURITIES AND EXCHANGE COMMISSION


                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  May 15, 1997
                Date of Report (Date of earliest event reported)


                             ST. JUDE MEDICAL, INC.
               (Exact name of registrant as specified in charter)



     Minnesota                      0-8672                      41-1276891
 (State or other                 (Commission                   (IRS Employer
  jurisdiction of                 File Number)               Identification No.)
  incorporation)



        One Lillehei Plaza, St. Paul, MN                       55117
     (Address of principal executive offices)                (Zip Code)

                                 (612) 483-2000
                Registrant's telephone number including area code

                                 Not applicable
           Former name or former address, if changed since last report




ITEM 5.  OTHER EVENTS

        On May 15, 1997, St. Jude Medical, Inc. ("St. Jude") announced the completion of the merger of Ventritex, Inc. ("Ventritex") into its Pacesetter subsidiary. Under the terms of the merger, Ventritex stockholders will exchange their shares of common stock for approximately 10.4 million shares of St. Jude Medical common stock at an exchange ratio of .5 share of St. Jude Medical common stock for each share of Ventritex common stock. Ventritex, of Sunnyvale, California, is a leading global manufacturer of implantable cardioverter defibrillator (ICD) systems.



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ST. JUDE MEDICAL, INC.



Date  May 15, 1997                         By   /s/ Stephen L. Wilson
                                                ---------------------
                                                    Stephen L. Wilson
                                                    Vice President - Finance
                                                    and Chief Financial Officer
                                                    (Principal Financial and
                                                     Accounting Officer)


                                 EXHIBIT INDEX


EXHIBIT
   NO.            DESCRIPTION
-------           -----------
99.1              "ST. JUDE MEDICAL COMPLETES VENTRITEX MERGER" news release.